EXHIBIT 99.2
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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               KINARK CORPORATION


     Kinark Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. Article "FIRST" of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FIRST: The name of the Corporation is NORTH AMERICAN GALVANIZING & COATINGS, INC."

     2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     3. The foregoing amendment shall become effective on July 1, 2003, at 12:01 A.M., Eastern Time, after the filing of this Certificate of Amendment with the Office of the Secretary of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate of Amendment on the 27th day of June 2003.

                                             KINARK CORPORATION



                                             By:  /s/Paul R. Chastain
                                                  ------------------------------
                                             Name:  Paul R. Chastain
                                             Title: Vice President & Secretary